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Exhibit 32.2

CERTIFICATION
PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTIONS 906 OF THE
SARBANES-OXLEY ACT OF 2002

        In connection with the amendment to the Quarterly Report of Metromedia International Group, Inc. (the "Company") on Form 10-Q/A for the period ending March 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned hereby certifies, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

  (a)
  the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (b)
  the Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated this 24th day of February 2004.

METROMEDIA INTERNATIONAL GROUP, INC.
/S/ HAROLD F. PYLE, III Harold F. Pyle, III Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

        A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

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  Exhibit 32.2
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTIONS 906 OF THE SARBANES-OXLEY ACT OF 2002